AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT ("Amendment") is made as of the 1st day of August, 2010, by and between AMERICAN CENTURY MUTUAL FUNDS,
INC., a Maryland corporation (hereinafter called the "Corporation"), and
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation
(hereinafter called the "Investment Manager").

WHEREAS, the Corporation and the Investment Manager are parties to that certain Management Agreement dated March 1, 2010 ("Agreement"); and

WHEREAS, the parties hereto desire to enter into this Amendment to revise the fee schedules to the Investment Manager for the Growth Fund series of shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1. Amendment of Schedule A.  Schedule A to the Agreement is hereby amended by deleting the text thereof for the Growth Fund and inserting in lieu therefor the Schedule A attached hereto for the Growth Fund.

2. Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this
Amendment, the parties hereby confirm and ratify the Agreement.

3. Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

AMERICAN CENTURY INVESTMENT MANAGEMENT,  AMERICAN CENTURY MUTUAL FUNDS,
INC.
      INC.
/s/David H. Reinmiller
    /s/Charles A. Etheington

David H. Reinmiller    Charles A. Etherington
Vice President

Senior Vice President

Schedule A
Fee Schedules

      Fee Schedule by Class
Series  Investment Strategy  Institu-
  Assets   tional A C  R
Growth Fund First $2 billion n/a n/a 1.0000%  n/a
  Next $2 billion  n/a n/a 0.9950%  n/a
  Next $2 billion  n/a n/a 0.9800%  n/a
  Next $2 billion  n/a n/a 0.9700%  n/a
  Next $2 billion  n/a n/a 0.9600%  n/a
  Next $2 billion  n/a n/a 0.9500%  n/a
  Next $2 billion  n/a n/a 0.9400%  n/a
  Next $2 billion  n/a n/a 0.9300%  n/a
  Next $2 billion  n/a n/a 0.9200%  n/a
  Next $2 billion  n/a n/a 0.9100%  n/a
  Next $5 billion  n/a n/a 0.9000%  n/a
  Over $25 billion n/a n/a 0.8000%  n/a